                                                                    CONFIDENTIAL

                                                                  EXECUTION COPY

                              CONSULTING AGREEMENT

            This consulting agreement (the "Agreement") is made as of August 3, 1998, by and between Magainin Pharmaceuticals Inc., a Delaware corporation (the "Company"), and Jay Moorin ("Consultant").

            WHEREAS, Consultant has served as the Chairman, President and Chief Executive Officer of the Company;

            WHEREAS, by mutual consent Consultant's employment with the Company as Chairman, President and Chief Executive Officer will be terminated as of 5:00 p.m., Philadelphia time, on August 3, 1998 (the "Effective Date");

            WHEREAS, the parties hereto desire to enter into this Agreement on the date hereof to set forth their agreement with respect to said termination of employment and to provide for the retention by the Company of Consultant after the Effective Date as a consultant to the Company and for certain other matters in connection therewith upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the covenants and conditions set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

            1. Termination of Employment. Consultant hereby voluntarily and irrevocably resigns as a director, officer and employee of the Company and as a director, officer and employee of each subsidiary and affiliate of the Company of which he is a director, officer or employee, in each case as of the Effective Date. The Company and Consultant acknowledge and agree that all rights and obligations of any nature of the Company and Consultant with respect to such employment or positions shall be duly and effectively terminated on the Effective Date, except as expressly provided below. Consultant further acknowledges and agrees that payments made or to be made and benefits provided or to be provided hereunder are in lieu of any and all compensation and benefits of any nature whatsoever due to Consultant under the terms of any agreement, arrangement or understanding (whether written or oral) binding upon the Company and Consultant.

            2. Consulting Arrangement. The Company hereby retains Consultant as a consultant to the Company to perform the consulting services in accordance with the terms and conditions hereinafter set forth.

            2.1 Term. The period during which consulting services shall be provided under this Agreement (the "Consulting Term") shall begin on the Effective Date and end on the first anniversary thereof, subject to the provisions for earlier termination thereof set forth in Section 5 of this Agreement.

            2.2 Duties and Responsibilities as a Consultant. During the Consulting Term, Consultant shall provide consulting services to the Company as an independent contractor and not as an employee of the Company. Consultant shall at all times during the Consulting Term act as an independent contractor and during such period nothing hereunder shall create or imply a relationship of employer-employee between the Company and Consultant. Consultant shall provide such consulting and advisory services to the Company as may be reasonably requested from time to time by the chief executive officer of the Company.

            2.3 Extent of Service as a Consultant. During the Consulting Term, Consultant agrees to devote such time, attention and energy as is necessary to fulfill his duties and responsibilities as a consultant under Section 2.2 hereof, but in no event shall Consultant be required to spend more than one day in any week or more than a total of 52 days during the Consulting Term in such consulting activities.

            2.4 Compensation for Consulting Services.

                  (a) During the Consulting Term, the Company shall pay Consultant compensation at the annual rate of $343,355, payable in twelve (12) equal monthly installments, for all services rendered by Consultant to the Company pursuant to this Agreement, payable at such times as the Company pays its senior executive officers.

                  (b) Consultant acknowledges that the period within which the Company must make available the purchase of health insurance under COBRA will commence as of the Effective Date. The Company will pay Consultant an amount in cash equal to the cost of health insurance purchased by him under COBRA for a period of twelve (12) months from the Effective Date, or until Consultant obtains new health insurance coverage, whichever is earlier. Except as expressly stated above, Consultant shall not be entitled to any benefits provided to employees of the Company during the Consulting Term, and, Consultant specifically acknowledges that he is not entitled to participate in any of the Company's benefit plans, including, without limitation, the Company's health and life insurance, disability insurance or 401(k) plans.

                  (c) Consultant alone, and not the Company will be solely responsible for payment of all federal, state and local taxes in respects of the payments to be made and benefits to be provided to him under this Agreement. Consultant hereby acknowledges that the Company is responsible for the withholding of income, FICA and FUTA taxes in connection with all payments in excess of $50,000 per year, and the Company is authorized to make such withholdings.

            2.5 Stock Options. The Company has previously granted Consultant options to acquire a total of 938,612 shares of the Company's common stock (the "Stock Options") as set forth on Attachment A hereto pursuant to various stock option agreements (the "Option Agreements"). The Company and Consultant hereby acknowledge and agree that (i) the provisions of the Option Agreements will continue to apply to the Company and Consultant during the Consulting Term, (ii) during the Consulting Term, Consultant may exercise the Stock Options as such options have vested, or will vest during the Consulting Term, in accordance with the terms of the Option Agreements, and
(iii) all provisions of the Option Agreements relating to the period of employment of Consultant by the Company or its subsidiaries shall instead refer to the period of Consultant's services as a consultant to the Company during the Consulting Term.

            2.6 Return of Company Property. As soon as possible after the Effective Date, Consultant will return to the Company all lists, books, records, documents, credit cards and other materials or property in his possession, custody or control which are or were owned by the Company or any of its subsidiaries or affiliates, or which are or were used by Consultant or any other officers, employees or agents of the Company or any of its subsidiaries or affiliates in connection with the conduct of the business of the Company or any of its subsidiaries or affiliates, and Consultant will not retain or deliver to any other persons or entities copies thereof or permit any copies thereof to be made by any other person or entity.

            3. General Release. In consideration of the foregoing, (including without limitation the promises and payments as described in Section 2 above, which are in excess of that to which Consultant would have otherwise been entitled upon termination of employment), Consultant hereby knowingly, willingly and voluntarily remises, waives, releases and forever discharges the Company and its subsidiaries and affiliates, the directors, officers, employees, advisors and agents of the Company and its subsidiaries and affiliates, and the heirs, executors, administrators, successors and assigns of such parties (collectively referred to as the "Releases") of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims and demands whatsoever by law or equity which Consultant, his heirs, executors, administrators or assigns has, had or may hereafter have against the Releases or any of them from or by reason of any cause, matter or thing whatsoever from the beginning of his employment with the Company to the Effective Date, excepting only claims against the Company relating to its obligations under Section 2 of this Agreement and including, without in any way limiting the generality of the foregoing, any and all matters relating to his employment by the Company and the termination thereof, any and all claims under any federal, state or local law, any common law claims and all claims for counsel fees and costs. Consultant covenants and agrees never to commence, aid in any way, prosecute or permit to be commenced against the Releases any action or other proceeding based upon any matters which are the subject of or covered by the foregoing. Nothing in this Section 3 shall affect or modify in any manner (i) the rights of Consultant and the obligations of the Company to indemnify Consultant for acts or matters occurring prior to the Effective Date, if and to the extent required pursuant to the Company's By-Laws or the Delaware General Corporation Law, in each case as in effect on or prior to the Effective Date, and (ii) the rights, if any, of Consultant under any directors and officers insurance policy purchased by the Company and in effect on or prior to the Effective Date.

            4. Developments and Confidential Information, etc.

                  (a) Consultant acknowledges that, upon, and as a condition of, first becoming an employee of the Company in 1991, he executed and delivered to the Company the Company's standard form of proprietary information agreement, the current version of which is attached as Attachment B hereto (the "Employee Agreement"). In consideration of the provisions of this Agreement, Consultant
(i) is executing the Employee Agreement contemporaneously with the execution of the Agreement, thereby confirming that he is and shall be legally bound by its terms, and (ii) acknowledges that terms of the Employee Agreement are valid, binding and enforceable, and that he is and shall remain legally bound thereby at all times after the Effective Date regardless of termination of his employment by the Company or termination of the Consulting Term.

                  (b) Consultant recognizes that the Company has received, and prior to the Effective Date and during the Consulting Term may continue to receive, from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant shall hold all such confidential or proprietary information in the strictest confidence and shall not disclose it to any person or entity or use it except as consistent with the Company's agreements with such third parties.

                  (c) Consultant agrees that he will provide, and that the Company may similarly provide, a copy of the Employee Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, advise, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of or (ii) with which he may be connected with as an officer, director, advisor, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used.

            5. Early Termination of the Consulting Term. The Consulting Term shall terminate prior to the first anniversary of the Effective Date upon the occurrence of any one of the following events:

                  (a) Death. In the event that Consultant dies during the Consulting Term, the Consulting Term shall terminate, but the Company shall continue to pay to his executors, legal representatives or administrators the unpaid portions of the cash compensation set forth in Sections 2.4(a).

                  (b) Breach by Consultant. In the event Consultant violates any of his obligations under this Agreement or the Employee Agreement, the Company may, upon 7 days prior notice to Consultant, terminate the Consulting Term; provided, however, that Consultant shall have a reasonable opportunity to cure any breach of his obligations under Sections 2.2, 2.3 or 2.6 of this Agreement during such 7 days' notice period. In the event of a termination pursuant to this Section 5(b), all payment obligations of the Company set forth in this Agreement shall terminate, and Consultant shall not be entitled to receive any unpaid portion of the cash payments set forth in Sections 2.4(a) and
(b) of this Agreement.

            6. Survival. Notwithstanding the termination of the Consulting Term under Section 5(b) hereof or for any other reason, Consultant's obligations under the Employee Agreement shall survive and remain in full force and effect for the periods therein provided, and the provisions of Sections 1, 2.6, 3, 4, and 6-13 of this Agreement shall survive and remain in full force and effect.

            7. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

            8. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

      If to the Company, to:

            Magainin Pharmaceuticals Inc.
            5110 Campus Drive
            Plymouth Meeting, PA 19462
            Attention: President and Chief Executive Officer

      With a required copy to:

            Morgan, Lewis & Bockius LLP
            2000 One Logan Square
            Philadelphia, PA 19103-6993
            Attention: David R. King, Esquire

      If to Consultant, to:

            Jay Moorin
            31 Hereford Drive
            Princeton Junction, NJ 08550

or to such other names or addresses as the Company or Consultant, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

            9. Contents of Agreement; Amendment and Assignment.

                  (a) This Agreement supersedes all prior agreements and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof, except that this Agreement shall not supersede and shall be in addition to the Employee Agreement any other agreements between Consultant and the Company with respect to confidentiality or other intellectual property rights. This Agreement and the Employee Agreement may not be changed, modified, extended or terminated except upon written amendment executed by Consultant and approved by the board of directors of the Company and executed on behalf of the Company by a duly authorized officer. Without limitation of the foregoing, Consultant and the Company acknowledge that the effect of this provision is that no oral modifications of any nature whatsoever to this Agreement or the Employee Agreement shall be permitted.

                  (b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant and the Company may not transfer or convey its rights hereunder to any third party other than an affiliate of the Company without the prior express written consent of Consultant.

            10. Severability. If any provision of this Agreement or the Employee Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement or the Employee Agreement, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby.

            11. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Agreement or the Employee Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

            12. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

            13. Consultation with Legal Counsel, Etc. Consultant and Company acknowledge that no promise or inducement for this Agreement has been made excepts as set forth herein. Consultant acknowledges that this Agreement is executed without Consultant's reliance upon any statement or representation by or on behalf of the Company; that Consultant has had an opportunity to discuss this Agreement with his attorney; and that Consultant is legally competent to and does voluntarily execute this Agreement and accept full responsibility therefor.

            IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

                             MAGAININ PHARMACEUTICALS INC.

                             By: /s/ Michael R. Dougherty
                                 -------------------------------------
                                 Michael R. Dougherty
                                 President and Chief Executive Officer


                             CONSULTANT

                             /s/ Jay Moorin
                             -----------------------------------------
                             Jay Moorin

                                                                    ATTACHMENT A

                                   Plan Legend
                                   ---------------------------------------------
                                        A    Options granted "Outside-the-Plans"
Magainin Pharmaceuticals Inc.           B    Options Granted under the 1990 Plan
Option Detail x Person                  C    Options Granted under the 1992 Plan
                                        D    Options Granted under the 1998 plan
                                   ---------------------------------------------

==============================================================================================================================
                                                                                        1994 Option
                                                                                           Exchange
                                                                                            Program

                                                                               Original      Number     Revised
                                                                 Exercise       Options     Options     Options
                    Item Count     Plan           Grant Date        Price       Granted     Granted     Granted     Exercised
            ------------------------------------------------------------------------------------------------------------------
            ---------   1           A              22-Apr-91       $2.000       595,612           0     595,612          0
Employee => J. Moorin   2           C              22-Jul-93       $3.750       100,000     (10,000)     90,000          0
                CEO     3           C              20-Jun-94       $3.750        33,000                  33,000          0
            ---------   4           C              21-Jul-95       $7.130        45,000                  45,000          0
                        5           C              28-Jun-96      $10.500        50,000                  50,000          0
                        6           C              28-Jun-96      $10.500        55,000                  55,000          0
                        7           C               9-Jul-97       $7.380        70,000                  70,000          0
                                                                                                              0          0
                                                                                                      ------------------------
                                                                                                        938,612          0
                                                                                                      ------------------------
==============================================================================================================================

==============================================================================================================================



                                                        --------------------------------------
                                          As Of" Date =                 6/30/98                       # Vesting Periods
                                                        --------------------------------------        -----------------
                                                          Options
                    Item Count            Terminated    Outstanding       Vested     Unvested          Total    Earned
            ------------------------------------------------------------------------------------------------------------------


            ---------   1                      0            595,612      595,612           0  OK          1        1
Employee => J. Moorin   2                      0             90,000       90,000           0  OK          4        4
                CEO     3                      0             33,000       33,000           0  OK          4        4
            ---------   4                      0             45,000       22,500      22,500  OK          4        2
                        5                      0             50,000       25,000      25,000  OK          4        2
                        6                      0             55,000       22,000      33,000  OK          5        2
                        7                      0             70,000            0      70.000  OK          4        0
                                               0                  0          N/A         N/A              0        0
                                           -------------------------------------------------
                                               0            938,612      788,112     150,000  OK
                                           -------------------------------------------------
==============================================================================================================================


                                  Confidential
                          Do Not Disclose Outside MAGN               Page 1 of 2

                                                                    ATTACHMENT B

                         MAGAININ PHARMACEUTICALS INC.

                       PROPRIETARY INFORMATION AGREEMENT

                             ________________, 1998

In consideration of my employment and/or continued employment, as the case may be, with Magainin Pharmaceuticals Inc., a Delaware corporation (together with its affiliates and subsidiaries, if any, the "Company"), and the compensation received by me from the Company from time to time, I _________________________, hereby agree with the Company as follows:

      1. Definitions

      (a) "Invention" shall mean any Technical Information created, discovered, developed, made, conceived of, reduced to practice or learned by, or which otherwise became known to, me, either alone or jointly with others, which is not generally known to the public (other than by reason of my breach of this Agreement).

      (b) "Proprietary Information" shall mean (i) Technical Information (A) that has been created, discovered, developed, made, conceived of, reduced to practice or learned by, or otherwise become known to, the Company, (B) that constitutes an Invention that arose during the period of my employment with the Company, resulted from tasks assigned to me by the Company or resulted from the use of premises or property (including, without limitation, computer systems and engineering facilities) owned, leased or contracted for by the Company, or (C) in which property rights have been or may be assigned or otherwise conveyed to the Company, which Technical Information is not generally known to the public (other than by reason of my breach of this Agreement) and which provides or may provide a competitive advantage to the Company; and (ii) all Trade Information which is related to the business of the Company;

      (c) "Technical Information" shall mean systems, processes, formulas, data, functional specifications, computer programs, blueprints, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products and licenses, whether or not patentable, registrable or otherwise protectable under patent, copyright, trademark or similar statutes.

      (d) "Trade Information" shall mean strategies, forecasts, unpublished financial statements, budgets, projections, prices, costs, and licensor, licensee, joint venture, partner, client, customer and supplier lists.

      2. Acknowledgements. I have been advised and understand and acknowledge that:

      (a) the Company is engaged in a continuous program of research, design, development, production, marketing and servicing with respect to the business of the Company.

      (b) my employment creates a relationship of confidence and trust between me and the Company with respect to certain information, however learned, which directly or indirectly relates to the business of the Company;

      (c) during my employment with the Company, I will have access to Proprietary Information which is, and must continue to be, confidential and which is not readily accessible to competitors of the Company;

      (d) as used herein, the period of my employment includes any time during which I may be retained by the Company as an employee.

      3. Ownership of Proprietary Information. Nondisclosure. All Proprietary Information (including, without limitation, Inventions which constitute Proprietary Information) shall be the sole property of the Company and the Company shall be the sole owner of all patents, copyrights, trademarks and other rights and protections in connection therewith. I hereby assign to the Company all rights and protections I may have or acquire in any Proprietary Information. At all times, both during the term of my employment with the Company and after its termination, I will keep in strictest confidence and trust all Proprietary information and information which the Company receives from third parties which the Company treats as confidential and I will not use or disclose any Proprietary Information without the written consent of the Company except (i) as may be necessary in the ordinary course of performing my duties as an employee of the Company and (ii) such Proprietary Information which is in the public domain other than by reason of my breach of this Agreement.

      4. Documentation: Upon the termination of my employment with the Company for any reason whatsoever, whether voluntary or involuntary, I will deliver to the Company all Proprietary Information that is embodied in a tangible medium of expression, including, without limitation, documents, notes, drawings, software and other materials, and will not retain or take any of the foregoing or any reproduction of any of the foregoing.

      5. No-solicitation. I will not at any time either during the term of my employment or after the cessation of my employment with the Company for whatever reason, either on my own account or for any other person, firm or company, solicit, interfere with or endeavor to entice away from the Company other employees of the Company.

      6. Disclosure of Inventions. I will promptly disclose to the Secretary or Assistant Secretary of the Company all Inventions which (i) may reasonably be deemed to constitute Proprietary Information or (ii) arise during the period of my employment. The Company agrees to receive all such disclosures in confidence pending determination of whether such inventions constitute Proprietary Information.

      7. Enforcement Assistance. I shall assist the Company (at the Company's expense) in every proper way as to all inventions which constitute Proprietary Information to obtain and from time to time to enforce patents, copyrights, trademarks and other rights and protections relating to such Inventions in any and all countries, and to that end I will execute all documents for use in applying for, prosecuting or enforcing such patents, copyrights, trademarks and other rights and protections on such Inventions as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation so to assist the Company shall continue indefinitely after the termination of my employment with the Company, but the Company shall compensate me at a reasonable rate after my termination for time actually spent by me at the Company's request on such assistance. In the event the Company is unable for any reason whatsoever, after reasonable effort, to secure my signature on any documents for use in applying for, prosecuting or enforcing any patent, copyright, trademark or other right, I designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact to act for and on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights, trademarks or other rights or protections thereon with the same legal force and effect as if executed by me, and I hereby ratify, affirm and approve all such acts accordingly.

      8. No Conflicting Agreements. I represent and warrant that my engagement by the Company and my execution and delivery of this Agreement and compliance with all the terms of this Agreement do not and will not breach any written or oral agreement I have entered into relating to intellectual property, noncompetition or otherwise. I shall not enter into any written or oral agreement in conflict with this Agreement. For so long as I shall be an employee of the Company, I will not, without the Company's prior written consent, engage in any employment or business which requires substantial efforts on my part, other than for the Company.

      9. Use of Confidential Information of Other Persons. I represent and warrant that I have not brought and will not bring with me to the Company, or use at the Company, any Technical Information or Trade Information which is proprietary to another person (natural or otherwise) and not generally available to the public, unless express written authorization from such other person for the possession and use of such Technical Information or Trade Information has been obtained.

      10. Remedies. I acknowledge that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agree that the Company may be entitled to injunctive and other equitable relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any such breach or threatened breach.

      11. Assignment. This Agreement and the rights and obligations of the parties shall bind and inure to the benefit of any successors or assigns of the Company. Neither this Agreement nor any rights or obligations under this Agreement may be assigned by me.

      12. Interpretation. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any particular provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to the fullest extent compatible with the applicable law as it shall then appear.

      13. Notices. Any notice which a party is required or may desire to give pursuant to this Agreement shall be given in writing by personal delivery, by telex. telegram or telecopy, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed to the employee at his address of record with the Company and addressed to the Company at its principal office, or at such other place as either party may from time to time designate in writing. Any notice personally delivered or given by telex, telegram or telecopy shall be deemed received on the date thereof, any notice given by overnight courier shall be deemed received on the next business day and any notice mailed shall be deemed received on the third business day thereafter.

      14. Waivers. If either party shall waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any other provision or any preceding or succeeding breach of the same provision of this Agreement.

      15. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part nor to affect the meaning of this Agreement.

      16. Governing Law, Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of laws thereof. In any suit, action or proceeding arising out of or relating to this Agreement, I hereby submit to the jurisdiction of any court or agency in which or with whom the Company commences such suit, action or proceeding, and waive any and all objections to jurisdiction that I may have under relevant law.

      17. No Employment Agreement. I acknowledge that this agreement does not constitute an employment agreement, and I further acknowledge that my term with the Company may be terminated at will either by me or by the Company. I agree that this proprietary information agreement shall be binding upon me whether or not my consulting shall continue for any length of time after this agreement is executed, and whether or not my consulting is terminated by me or by the Company for any reason whatsoever, whether voluntarily or involuntarily.

      18. Complete Agreement Amendments; Prior Agreements. This Agreement is the entire agreement of the parties with respect to its subject matter and may not be amended, supplemented, cancelled or discharged, nor may any provision be waived, except by written instrument executed by both parties.

This agreement supersedes any and all prior agreements between the parties with respect to the matters covered.

                  Signature:              /s/ Jay Moorin
                                          -----------------

                  Date:                   Aug 3, 1998
                                          -----------------

Accepted and agreed to
as of the date first
above written:


By: /s/ M.R. Dougherty
    ------------------

Name:
     -----------------

Title:
      ----------------
                                      -13-